Exhibit 10.2

AMENDMENT NO. 1

TO

CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (the “Amendment”), effective as of April 24, 2008, is made by and among GLOBAL POWER EQUIPMENT GROUP INC., a corporation formed under the laws of Delaware (the “Company” or the “Borrower”), the other Credit Parties party hereto, the Lenders party hereto, MORGAN STANLEY SENIOR FUNDING, INC., a corporation formed under the laws of Delaware, as lead arranger and bookrunner and as administrative agent for the Lenders (in such capacity, together with its successors and assigns, if any, the “Administrative Agent”), MORGAN STANLEY & CO. INCORPORATED, a corporation formed under the laws of Delaware, as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns, if any, the “Collateral Agent”), THE CIT GROUP/BUSINESS CREDIT, INC. a corporation formed under the laws of Delaware, as syndication agent and as revolving agent for the Revolving Lenders (in such capacity, together with its successors and assigns, if any, the “Revolving Agent”) and GENERAL ELECTRIC CAPITAL CORPORATION, a corporation formed under the laws of Delaware, as documentation agent (in such capacity, the “Documentation Agent”, together with the Administrative Agent and the Collateral Agent, the “Agents”).

WHEREAS, the Borrower, the other Credit Parties party thereto, the Lenders party thereto and the Agents are parties to that certain Credit Agreement, dated as of January 22, 2008 (as it may be further amended, supplemented or otherwise modified, the “Credit Agreement”), pursuant to which the Lenders and the Agents provide the Borrower with certain financial accommodations; and

WHEREAS, the Credit Agreement shall be amended as set forth herein on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

2. Amendment to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) Section 3.06(c) is hereby deleted and replaced in its entirety with the following:

(c) the Revolving Agent, for the account of the Revolving Lenders, a Letter of Credit fee in an amount equal to the Applicable Margin for Revolving Loans that are LIBOR Rate Loans times the undrawn amount of all outstanding Letters of Credit, payable quarterly in arrears and on the date of the termination or expiration of the Revolving Commitments; and

(b) Section 3.06(d) is hereby deleted and replaced in its entirety with the following:

(d) to the Revolving Agent for the benefit of the L/C Issuer, (i) payable quarterly upon notice from the Revolving Agent, an additional fee equal to 0.33% per annum times the average aggregate face amount of all Letters of Credit issued and outstanding during such three-month period plus, (ii) payable quarterly, applicable standard bank issuance and amendment charges, not to exceed, for each Letter of Credit issuance or amendment, $500.

(c) Section 14.01 of the Credit Agreement is hereby amended by (i) deleting the defined term “Letter of Credit Issuance Fee” and (ii) deleting the defined term “Consolidated EBITDA” in its entirety and replacing it with the following:

“Consolidated EBITDA” means, for any period, for the Credit Parties, determined on a consolidated basis, an amount equal to Consolidated Net Income for such period, plus (a) the following (without duplication) to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense for such period; (ii) the provision for federal, state, local and foreign income taxes for such period; (iii) depreciation and amortization expense; (iv) cash restructuring charges and associated professional fee expenses taken on or after December 1, 2007 and prior to December 31, 2008 in an amount not to exceed $14,000,000 (fourteen million Dollars); (v) extraordinary cash expenses associated with tax and audit work incurred on or after December 1, 2007 and prior to the first anniversary of the Closing Date in an amount not to exceed $4,000,000 (four million Dollars); (vi) cash expenses resulting from a draw of a Letter of Credit issued for the benefit of Air Liquide and associated with the Air Liquide settlement in an amount not to exceed $5,700,000 (five million seven hundred thousand Dollars); (vii) any non-cash write downs or non-cash write-offs including fixed asset impairments or write-downs, intangible asset impairments, deferred tax asset write-offs and non-cash stock compensation expenses; (viii) all extraordinary, non-recurring, non-cash items decreasing Consolidated Net Income for such period; (ix) cash costs and expenses not to exceed $1,000,000 (one million Dollars), incurred with respect to defending and/or prosecuting the SNC Litigation during the period from the Closing Date to December 31, 2009; and (x) all extraordinary, non-recurring, cash expenditures associated with approved bankruptcy claims and professional fees decreasing Consolidated Net Income for such period in an aggregate amount not to exceed $4,000,000 (four million Dollars); and minus (b) the following (without duplication) to the extent included in calculating such Consolidated Net Income: (i) all items constituting interest income; (ii) Federal, state, local and foreign income tax benefits for such period; (iii) write ups, reevaluations and non-Cash gains resulting from the marking or reevaluation of any asset; and (iv) all extraordinary, non-recurring, non-Cash items increasing Consolidated Net Income for such period; provided that Consolidated EBITDA for each monthly period ending on or prior to November 30, 2007 shall be the amount specified for such period on Schedule C-1 hereto.

3. Conditions Precedent. The amendments set forth in Section 2 above shall become effective as of April 24, 2008, but only once each of the following conditions is satisfied:

(a) (i) the Administrative Agent shall have received an amendment fee in an amount equal to $25,000, (ii) the Term Lenders shall have received an amendment fee in an amount equal to $177,750, (iii) the Revolving Lenders shall have received an amendment fee in an amount equal to $45,000, and (iv) the Borrower shall have paid all other Participating Lender Expenses required to be paid under the Loan Documents;

(b) the Administrative Agent shall have received this Amendment, duly executed by the Required Lenders, Administrative Agent, Revolving Agent and Borrower, and the same shall be in full force and effect;

(c) The representations and warranties in this Amendment, the Credit Agreement, as amended by this Amendment, and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date;

(d) After giving effect to this Amendment, no Default, Event of Default or event that, with the giving of notice or passage of time, would constitute an Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein; and

(e) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrower, any Guarantor or any Lender.

4. Representations and Warranties. Borrower hereby represents and warrants as follows:

(a) This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

(b) The Borrower has the legal power and authority to execute and deliver this Amendment.

(c) The officers executing this Amendment have been duly authorized to execute and deliver the same and bind the Borrower with respect to the provisions hereof.

(d) The execution and delivery of this Amendment by the Borrower and the performance and observance by the Borrower of the provisions hereof do not violate or conflict with the organizational documents of the Borrower or any law applicable to the Borrower or result in a breach of any provisions of or constitute a default under any other agreement, instrument or document binding upon or enforceable against the Borrower.

(e) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

5. Effect on the Credit Agreement.

(a) Except as specifically amended herein, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Agents, or constitute a waiver of any provision of the Credit Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

6. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be construed in accordance with and governed by the law of the State of New York, without regard to principles of conflicts of law (other than Section 5-1401 of the General Obligations Law of the State of New York).

7. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof

8. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument; provided no party shall be bound unless and until the parties hereto have each signed a counterpart hereof. Facsimile transmissions of any executed original documents and/or retransmission of any executed facsimile transmission shall be deemed to be the same as the delivery of an executed original. At the written request of any party hereto, the other parties hereto shall confirm facsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the day and year first above written.

GLOBAL POWER EQUIPMENT GROUP INC., a Delaware corporation, as Borrower

By:
	Name:	John M. Matheson
	Title:	President and Chief Executive Officer

DELTAK CONSTRUCTION SERVICES, INC., a Wisconsin corporation, as a Guarantor

By:
	Name:	John M. Matheson
	Title:	Director

DELTAK, L.L.C., A Delaware limited liability company, as a Guarantor

By:
	Name:	John M. Matheson
	Title:	Director

BRADEN CONSTRUCTION SERVICES, INC., A Delaware corporation, as a Guarantor

By:
	Name:	John M. Matheson
	Title:	Director

BRADEN MANUFACTURING L.L.C., A Delaware limited liability company, as a Guarantor

By:
	Name:	John M. Matheson
	Title:	Director

[SIGNATURE PAGE – AMENDMENT NO. 1 TO CREDIT AGREEMENT]

GLOBAL POWER PROFESSIONAL SERVICES, L.L.C., A Delaware limited liability company, as a Guarantor

By:
	Name:	John M. Matheson
	Title:	Manager

WILLIAMS INDUSTRIAL SERVICES GROUP, L.L.C., a Delaware limited liability company, as a Guarantor

By:
	Name:	John M. Matheson
	Title:	Manager

WILLIAMS INDUSTRIAL SERVICES, LLC, a Georgia limited liability company, as a Guarantor

By:
	Name:	David Willis
	Title:	Manager

WILLIAMS SPECIALTY SERVICES, LLC, a Georgia limited liability company, as a Guarantor

By:
	Name:	John M. Matheson
	Title:	Manager

WILLIAMS PLANT SERVICES, LLC, a Georgia limited liability company, as a Guarantor

By:
	Name:	John M. Matheson
	Title:	Manager

[SIGNATURE PAGE – AMENDMENT NO. 1 TO CREDIT AGREEMENT]

Schedule C-1

Consolidated EBITDA for certain months prior to November 2007

[See separate Schedule]

Schedule C1

Global Power Equipment Group North America Monthly 2007 P&I. ($ in thousands)	CONFIDENTIAL FOR DISCUSSION PURPOSES ONLY
	Month of
	Jan-07	Feb-07	Mar-07	Apr-07	May-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07
Revenue
Heat Recovery Equipment	$2,238	$2,169	$2,404	$3,277	$3,398	$4,486	$4,962	$8,618	$7,235	$9,106	$6,496
Auxiliary Power Equipment	5,618	7,096	6,854	5,988	7,138	8,628	6,657	9,642	6,470	16,817	11,569
Industrial Services	9,835	17,748	20,859	22,145	29,083	18,445	8,713	10,707	13,065	19,012	14,809

Total Revenue	17,691	27,013	30,117	31,410	39,619	31,559	20,332	28,967	26,770	44,935	32,874

Total Gross Profit
Heat Recovery Equipment	1,101	597	601	873	906	1,143	982	1,011	1,628	1,901	1,484
Auxiliary Power Equipment	1,105	823	1,260	1,699	2,091	1,404	1,041	3,257	1,460	4,791	4,029
Industrial Services	1,185	2,298	3,315	3,141	2,472	1,774	1,066	1,309	2,376	2,027	2,181

Total Gross Profit	3,391	3,718	5,176	5,713	5,469	4,321	3,089	5,577	5,464	8,719	7,694

Operating Expense
General & Administrative	3,934	4,381	4,148	3,769	3,764	3,515	9,560	6,047	5,333	5,434	7,054
Selling & Marketing	265	238	349	236	279	305	394	280	166	229	382
Commissions	57	29	36	36	37	33	36	91	74	80	90
Profit Sharing / MIC	—	—	—	—	—	—	—	—	—	—	—
Amortization	147	146	147	147	146	147	147	146	147	147	146
Other (Income) Expense - including LC Fees	1	—	—	(1)	(39)	—	—	(2)	(12)	(4)	(4)

Total Operating Expenses	4,404	4,794	4,680	4,187	4,187	4,000	10,137	6,562	5,708	5,886	7,668

Operating Profit (Loss)	$(1,013)	$(1,076)	$496	$1,526	$1,282	$321	$(7,048)	$(985)	$(244)	$2,833	$26

Restructuring Fees	—	—	—	—	—	—	—	—	—	—	—
Financing Fees	—	—	—	—	—	—	—	—	—	—	—
Discontinued Operations	—	—	—	—	—	—	—	—	—	—	—
Interest Income	—	—	—	—	—	—	—	—	—	—	—
Net Interest Expense	439	295	1,005	1,290	823	1,181	1,559	(189)	854	876	957

Income (Loss) Before Taxes and Minority Interest	(1,452)	(1,371)	(509)	236	459	(860)	(8,607)	(796)	(1,098)	1,957	(931)

Income Tax Provision (benefit)	50	28	47	58	(717)	50	14	52	30	44	57

Income (Loss) Before Minority Interest	(1,502)	(1,399)	(556)	178	1,176	(910)	(8,621)	(848)	(1,128)	1,913	(988)

Minority Interest Income/(Loss)	—	—	—	—	—	—	—	—	—	—	—
Net Income (Loss)	$(1,502)	$(1,399)	$(556)	$178	$1,176	$(910)	$(8,621)	$(848)	$(1,128)	$1,913	$(988)

Add Back:
Income Tax Provision (Benefit)	50	28	47	58	(717)	50	14	52	30	44	57
Depreciation & Amortization Included Above	181	172	266	180	179	178	179	161	134	153	150
Net Interest Included Above	439	295	1,005	1,290	823	1,181	1,559	(189)	854	877	957
Amortization Included Above	147	146	148	147	146	147	147	146	147	147	146

EBITDA	(685)	(758)	910	1,853	1,607	646	(6,722)	(678)	37	3,134	322

Non-cash FX loss (gain)	—	—	—	—	—	—	—	—	—	—	—
Consol Interest - LC fees not included above	—	—	—	—	—	—	—	—	—	—	—
Restructuring Fees	—	—	—	—	—	—	—	—	—	—	—
Empower/Consulting/Bankruptcy professionals	1,645	1,954	1,631	1,563	1,267	1,264	7,021	2,426	3,212	2,797	3,702
Loss (gain) from sale of Global Power Asia Ltd	—	—	—	—	—	—	—	—	—	—	—
Stock Based Compensation	49	49	133	49	49	132	49	49	132	49	49

Adjusted EBITDA	$1,009	$1,245	$2,674	$3,465	$2,923	$2,042	$348	$1,797	$3,381	$5,980	$4,073